UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2016
Conn's, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:  (936) 230-5899
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer. On December 14, 2016, Conn’s, Inc. announced George Bchara is succeeding Mark Haley as Vice President, Chief Accounting Officer, effective December 14, 2016. In this role, Mr. Bchara will serve as the Company’s principal accounting officer and will report to Mr. Lee Wright, the Company’s Executive Vice President and Chief Financial Officer. The Company anticipates that Mr. Haley will remain with the Company for a transition period of up to 120 days.
Mr. Bchara, age 33, most recently served as Senior Vice President, Chief Accounting Officer, of BankUnited, a commercial bank based in Miami Lakes, Florida, from March 2013 to December 12, 2016, and served as BankUnited’s Loan Controller from 2011 to 2013. Prior to BankUnited, Mr. Bchara was a Manager with PwC, a multinational professional and accounting services firm, from 2007 to 2011. Mr. Bchara holds an M.B.A. in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania and a B.S. in Accounting and Finance from Florida State University. Mr. Bchara is a Certified Public Accountant and a Chartered Financial Analyst charterholder.
Mr. Bchara will be paid an annual base salary of $310,000, a sign-on cash bonus of $175,000, and is eligible to participate in the Company’s annual cash incentive program based on a percentage of his annual base salary, which will be guaranteed to him for fiscal year 2017 at $100,000, payable in February 2017. Mr. Bchara’s target annual incentive percentage is 50% and his maximum annual incentive percentage is 100%. The Company also granted Mr. Bchara $150,000 worth of restricted stock units (“RSUs ”), based on the closing price of the Company’s common stock on December 14, 2016. Further, Mr. Bchara will also be granted $200,000 worth of RSUs on or about May 31, 2017. These RSUs will vest ratably over a four-year period. Mr. Bchara is also eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company.
The Company also entered into its standard form of Indemnification Agreement with Mr. Bchara. In the event Mr. Bchara’s employment is involuntarily terminated without cause, he will be entitled to the Company’s previously filed Severance Plan for Vice Presidents, which provides for 6 months’ continuation of base salary and eligibility for health care coverage. The terms of the Company’s standard form of Indemnification Agreement and Severance Plan for Vice Presidents are described more fully in the Company’s most recent proxy statement for its annual meeting of shareholders in the section entitled “Compensation Discussion & Analysis,” which descriptions incorporated by reference herein.
There are no transactions in which Mr. Bchara has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

Retirement of Retail President. On December 9, 2016, David W. Trahan, President of Retail operations, notified our Chief Executive Officer Norm Miller that he intends to retire from Conn’s, effective January 1, 2017. In due course Conn’s will appoint the next President of Retail. In the interim, the Company will use this opportunity to develop its Retail management talent and build on the underlying strengths of the Retail business.

Item 7.01. Regulation FD Disclosure.

On December 14, 2016, the Company issued a press release announcing certain executive leadership changes. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.
None of the information contained in Item 7.01 or Exhibit 99.2 of this Form 8-K shall be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Exhibits.
(d) Exhibits.
Exhibit No.        Description

10.1*	Offer of employment from the Company to George Bchara, dated as of December 9, 2016.

99.1*	Press Release, dated December 14, 2016: Conn's Announces Appointment of Chief Accounting Officer and Retirement of Retail President

* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	December 14, 2016	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	Vice President, General Counsel & Secretary